Exhibit 23(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 18, 2005, relating to the financial statements and financial highlights which appear in the September 30, 2005 Annual Reports to Shareholders of Mellon Institutional Funds Investment
Trust: The Boston Company Large Cap Core Fund, The Boston Company Small Cap Value Fund, The Boston Company Small Cap Growth Fund, The Boston Company Small/Mid Cap Growth Fund, The Boston Company Small Cap Tax-Sensitive Equity Fund, The Boston Company International Core Equity Fund, The Boston Company International Small Cap Fund and The Boston Company World ex-U.S. Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Funds' Service Providers", and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
January 26, 2006

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 18, 2005, relating to the financial statements and financial highlights which appear in the September 30, 2005 Annual Reports to Shareholders of Mellon Institutional Funds Investment
Trust: Standish Mellon Intermediate Tax Exempt Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Fund's Service Providers", and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
January 26, 2006